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EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-110138) of Seabulk Transmarine Partnership, Ltd. and in the related Prospectus of our report dated February 27, 2004, with respect to the financial statements of Seabulk Transmarine Partnership, Ltd. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.




                                              /s/ Ernst & Young LLP

Fort Lauderdale, Florida
March 30, 2004